Exhibit 99.1

LXP Industrial Trust TRADED: NYSE: LXP One Penn Plaza, Suite 4015 New York, NY 10119-4015

FOR IMMEDIATE RELEASE

LXP INDUSTRIAL TRUST REPORTS THIRD QUARTER 2022 RESULTS

Raises Common Share Dividend for the Fourth Quarter of 2022 by 4.2%

New York - NOVEMBER 3, 2022 - LXP Industrial Trust (“LXP”) (NYSE:LXP), a real estate investment trust focused on single-tenant warehouse/distribution real estate investments, today announced results for the quarter ended September 30, 2022.

Third Quarter 2022 Highlights

•	Recorded Net Income attributable to common shareholders of $21.8 million, or $0.08 per diluted common share.

•	Generated Adjusted Company Funds From Operations available to all equityholders and unitholders - diluted (“Adjusted Company FFO”) of $48.1 million, or $0.17 per diluted common share.

•	Completed 0.3 million square feet of new leases and lease extensions, raising industrial Base and Cash Base Rents by 47.0% and 40.7%, respectively.

•	Invested an aggregate of $70.6 million in six ongoing development projects.

•	Completed construction of a 1.1 million square foot warehouse/distribution facility in the Columbus, Ohio market.

•	Amended unsecured credit facility extending the maturity of the revolving credit portion to July 2026.

•	Repurchased and retired 5.6 million common shares for an average price of $10.16 per share and increased repurchase authorization by 10.0 million common shares.

•	Disposed of three properties for an aggregate gross sale price of $92.0 million.

Subsequent Events

•	Completed 0.6 million square feet of new leases and lease extensions, raising industrial Base and Cash Base Rents by 38.1% and 42.6%, respectively.

•	Leased approximately 100 acres of land in the Phoenix, Arizona market for 20 years.

•	Repurchased and retired 0.4 million common shares at an average price of $9.10 per share.

T. Wilson Eglin, Chairman and Chief Executive Officer of LXP, commented, “We are pleased with our third quarter results, as we continued to realize gains through asset sales, raised rents and strategically invest capital to enhance our portfolio value. Given the strength of our portfolio and operations, the Board of Trustees increased our quarterly dividend by 4.2% for the fourth quarter. Our portfolio is performing well with 6.2% industrial Same Store NOI growth this quarter and we continue to see solid tenant demand, reflecting the strength of our high quality assets located in desirable growth markets and the resilience of our business.”

FINANCIAL RESULTS

Revenues

For the quarter ended September 30, 2022, total gross revenues were $80.1 million, compared with total gross revenues of $83.4 million for the quarter ended September 30, 2021. The decrease is primarily attributable to property sales, including the recapitalization of our special purpose industrial portfolio in 2021 now owned in a non-consolidated joint venture, which was partially offset by acquisitions.

Net Income Attributable to Common Shareholders

For the quarter ended September 30, 2022, net income attributable to common shareholders was $21.8 million, or $0.08 per diluted share, compared with net income attributable to common shareholders for the quarter ended September 30, 2021 of $5.0 million, or $0.02 per diluted share.

Adjusted Company FFO

For the quarter ended September 30, 2022, LXP generated Adjusted Company FFO of $48.1 million, or $0.17 per diluted share, compared to Adjusted Company FFO for the quarter ended September 30, 2021 of $53.6 million, or $0.19 per diluted share.

Dividends/Distributions

LXP announced that it declared a regular quarterly common share/unit dividend/distribution for the quarter ending December 31, 2022 of $0.125 per common share/unit payable January 17, 2023 to common shareholders/unitholders of record as of December 30, 2022. This represents an increase of 4.2% from the previous quarterly per share common share/unit dividend/distribution and equates to an annualized increase of $0.02 per common share/unit and an annualized dividend/distribution of $0.50 per common share/unit, subject to and assuming future declarations.

LXP also announced that it declared a cash dividend of $0.8125 per share of Series C Cumulative Convertible Preferred Stock (“Series C Preferred”) for the quarter ending December 31, 2022, which is expected to be paid on February 15, 2023 to shareholders of record as of January 31, 2023.

As previously announced, during the third quarter of 2022, LXP declared a regular quarterly common share/unit dividend/distribution for the quarter ended September 30, 2022 of $0.12 per common share/unit, which was paid on October 17, 2022 to common shareholders/unitholders of record as of September 30, 2022. LXP also declared a cash dividend of $0.8125 per share of Series C Preferred for the quarter ending September 30, 2022, which is expected to be paid on November 15, 2022 to Series C Preferred shareholders of record as of October 31, 2022.

TRANSACTION ACTIVITY(1)

DISPOSITIONS

Location	Property Type	Gross Disposition Price ($000)	Annualized Net Income(2) ($000)	Annualized NOI(2) ($000)	Month of Disposition	% Leased
Wilsonville, OR	Industrial	$60,600	$1,921	$2,797	July	100%
McDonough, GA(3)	Other	28,000	1,719	2,182	July	100%
McDonough, GA	Other	3,350	(298)	(298)	July	—%
		$91,950	$3,342	$4,681

1.	A land parcel located in Hebron, OH was purchased for $747.

2.	Generally, quarterly period prior to sale, annualized.

3.	Tenant exercised fixed-rate purchase option.

The above properties were sold at aggregated weighted-average GAAP and Cash capitalization rates of 5.4% and 5.1%, respectively. As of September 30, 2022 total consolidated 2022 property disposition volume was $147.3 million at aggregate weighted-average GAAP and Cash capitalization rates of 5.7%.

DEVELOPMENT PROJECTS

Project (% owned)	# of Buildings	Market	Estimated Sq. Ft.	Estimated Project Cost(1) ($000)	GAAP Investment Balance as of 09/30/22 ($000)	LXP Amount Funded as of 09/30/22 ($000)(2)	Estimated Building Completion Date	% Leased as of 09/30/22
Consolidated:
The Cubes at Etna East (95%)(3)	1	Columbus, OH	1,074,840	$72,100	$59,713	$53,095	3Q 2022	—%
Ocala (80%)	1	Central Florida	1,085,280	83,100	66,556	54,866	4Q 2022	—%
Mt. Comfort (80%)	1	Indianapolis, IN	1,053,360	65,500	48,354	38,278	4Q 2022	—%
Smith Farms (90%)(4)	3	Greenville-Spartanburg, SC	2,194,820	170,400	123,582	97,906	4Q 2022 - 2Q 2023	36%
Cotton 303 (93%)(5)	2	Phoenix, AZ	880,678	84,200	56,554	49,000	1Q 2023	45%
South Shore (100%)	2	Central Florida	270,885	40,500	13,724	10,435	2Q 2023	—%
				$515,800	$368,483	$303,580

1.	Estimated project cost includes estimated tenant improvements and leasing costs and excludes potential developer partner promote, if any.

2.	Excludes noncontrolling interests’ share.

3.	Base building substantially completed on September 30, 2022. Property is not in service.

4.	Pre-leased 797,936 square foot facility subject to a 12-year lease commencing upon substantial completion of the facility.

5.	Pre-leased 392,278 square foot facility subject to a 10-year lease commencing upon substantial completion of the facility.

LAND HELD FOR DEVELOPMENT

Project (% owned)	Market	Approx. Developable Acres	GAAP Investment Balance as of 09/30/22 ($000)	LXP Amount Funded as of 09/30/22 ($000)(1)
Consolidated:
Reems & Olive (95.5%)(2)	Phoenix, AZ	420	$101,412	$96,961
Mt. Comfort Phase II (80%)	Indianapolis, IN	116	5,236	4,165
ATL Fairburn JV (100%)	Atlanta, GA	14	1,731	1,728
		550	$108,379	$102,854

Project (% owned)	Market	Approx. Developable Acres	GAAP Investment Balance as of 09/30/22 ($000)	LXP Amount Funded as of 09/30/22 ($000)(1)
Non-consolidated:
ETNA Park 70 (90%)	Columbus, OH	66	$12,959	$13,547
ETNA Park 70 East (90%)	Columbus, OH	21	2,124	2,278
		87	$15,083	$15,825

1.	Excludes noncontrolling interests’ share.

2.	Subsequent to quarter end, leased approximately 100 acres of the 420 acre developable land parcel located in the Phoenix, AZ market, subject to a 20-year lease (with three 10 year extension options) that will commence in November 2022. The initial annual rental payments are estimated to be $5.2 million and escalate by 4% annually.

LEASES

During the third quarter of 2022, LXP executed the following new leases and extensions:

	NEW LEASES - FIRST GENERATION(1)

	Location		Lease Expiration Date	Sq. Ft.
	Industrial
1	Lakeland (2)	FL	10/2027	36,274
1	TOTAL NEW LEASES - FIRST GENERATION			36,274

	NEW LEASES - SECOND GENERATION

	Location			Lease Expiration Date	Sq. Ft.
	Other
1	Kalamazoo	MI		08/2025	3,880
1	TOTAL NEW LEASES - SECOND GENERATION				3,880

	LEASE EXTENSIONS - SECOND GENERATION

	Location		Prior Term	Lease Expiration Date	Sq. Ft.
	Industrial
1	Tampa	FL	02/2023	02/2026	229,605
1	TOTAL EXTENDED LEASES - SECOND GENERATION				229,605

2	TOTAL NEW AND EXTENDED LEASES - SECOND GENERATION				233,485

1.	No prior leases. This tenant leased first generation space that was acquired vacant in 2021.

2.	Lease expiration date is estimated.

As of September 30, 2022, LXP’s stabilized industrial portfolio was 99.4% leased. A total of 3.5 million square feet of new and extended industrial leases were entered into from January 1, 2022 through September 30, 2022, with Base and Cash Base Rents increasing by 29.1% and 21.8%, respectively.

BALANCE SHEET/CAPITAL MARKETS

LXP amended its unsecured revolving credit facility and 2025 term loan with a new unsecured revolving credit facility and the continuation of the 2025 term loan, which (i) extended the maturity date of the revolving portion from February 2023 to July 2026, with two six-month extension options, subject to certain conditions, (ii) reduced the applicable margin for the revolving portion by five basis points and allows for further reductions upon the achievement of to-be-determined sustainability metrics, (iii) amended the debt covenants by reducing the capitalization rate for determining asset value, and (iv) transitioned the facility to SOFR.

Also in the third quarter, LXP’s Board of Trustees increased the amount of common shares available for repurchase under its repurchase authorization by 10.0 million common shares. During the third quarter of 2022, LXP repurchased and retired 5.6 million common shares for an average price of $10.16 per share. Subsequent to September 30, 2022, LXP repurchased and retired 0.4 million common shares for an average price of $9.10 per share.

As of September 30, 2022, LXP had an aggregate of $182.1 million under unsettled forward common share sales contracts, which are subject to adjustment in accordance with the forward sales contracts and mature in December 2022.

As of September 30, 2022, LXP ended the quarter with net debt to Adjusted EBITDA at 7.1x (or 6.3x including forward common share sales contracts). LXP’s total consolidated debt was $1.6 billion at quarter end with 84% at fixed rates. The total consolidated debt had a weighted-average term to maturity of 6.5 years and a weighted-average interest rate of 3.1% as of September 30, 2022.

2022 EARNINGS GUIDANCE

LXP now estimates that its net income attributable to common shareholders for the year ended December 31, 2022 will be within an expected range of $0.36 to $0.39 per diluted common share. LXP is also tightening its Adjusted Company FFO for the year ended December 31, 2022, to be within an expected range of $0.65 and $0.68 per diluted common share. This guidance is forward looking, excludes the impact of certain items and is based on current expectations.

THIRD QUARTER 2022 CONFERENCE CALL

LXP will host a conference call today, November 3, 2022, at 8:30 a.m. Eastern Time, to discuss its results for the quarter ended September 30, 2022. Interested parties may participate in this conference call by dialing 1-888-660-6082 or 1-929-201-6604. Conference ID is 1576583. A replay of the call will be available through February 1, 2023, at 1-800-770-2030 or 1-647-362-9199, pin code for all replay numbers is 1576583. A link to a live webcast of the conference call is available at www.lxp.com within the Investors section or at https://events.q4inc.com/attendee/538896963.

LXP Industrial Trust (NYSE: LXP) is a publicly traded real estate investment trust (REIT) focused on single-tenant industrial real estate investments across the United States. LXP seeks to expand its industrial portfolio through acquisitions, build-to-suit transactions, sale-leaseback transactions, development projects and other transactions. For more information, including LXP’s Quarterly Supplemental Information package, or to follow LXP on social media, visit www.lxp.com.

Contact:

Investor or Media Inquiries for LXP Industrial Trust:

Heather Gentry, Senior Vice President of Investor Relations

LXP Industrial Trust

Phone: (212) 692-7200 E-mail: hgentry@lxp.com

This release contains certain forward-looking statements which involve known and unknown risks, uncertainties or other factors not under LXP’s control which may cause actual results, performance or achievements of LXP to be materially different from the results, performance, or other expectations implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed under the headings “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” in LXP’s periodic reports filed with the Securities and Exchange Commission, including risks related to: (1)national, regional and local economic and political climates have potential adverse impact on LXP or its tenants from the novel coronavirus (COVID-19); (2) the authorization by LXP’s Board of Trustees of future dividend declarations, (3) LXP’s ability to achieve its estimates of net income attributable to common shareholders and Adjusted Company FFO for the year ending December 31, 2022, (4) the successful consummation of any lease, acquisition, build-to-suit, disposition, financing or other transaction, (5) the failure to continue to qualify as a real estate investment trust, (6) changes in general business and economic conditions, including the impact of any legislation, (7) competition, (8) increases in real estate construction costs and construction schedule delays, (9) changes in financial markets and interest rates, (10) changes in accessibility of debt and equity capital markets, (11) future impairment charges, and (12) risks related to our investments in our nonconsolidated joint ventures. Copies of the periodic reports LXP files with the Securities and Exchange Commission are available on LXP’s web site at www.lxp.com. Forward-looking statements, which are based on certain assumptions and describe LXP’s future plans, strategies and expectations, are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “estimates,” “projects”, “may,” “plans,” “predicts,” “will,” “will likely result,” “is optimistic,” “goal,” “objective” or similar expressions. Except as required by law, LXP undertakes no obligation to publicly release the results of any revisions to those forward-looking statements which may be made to reflect events or circumstances after the occurrence of unanticipated events. Accordingly, there is no assurance that LXP’s expectations will be realized.

References to LXP refer to LXP Industrial Trust and its consolidated subsidiaries. All interests in properties and loans are held, and all property operating activities are conducted, through special purpose entities, which are separate and distinct legal entities that maintain separate books and records, but in some instances are consolidated for financial statement purposes and/or disregarded for income tax purposes. The assets and credit of each special purpose entity with a property subject to a mortgage loan are not available to creditors to satisfy the debt and other obligations of any other person, including any other special purpose entity or affiliate. Consolidated entities that are not property owner subsidiaries do not directly own any of the assets of a property owner subsidiary (or the general partner, member of managing member of such property owner subsidiary), but merely hold partnership, membership or beneficial interests therein which interests are subordinate to the claims of the property owner subsidiary’s (or its general partner’s, member’s or managing member’s) creditors.

Non-GAAP Financial Measures - Definitions

LXP has used non-GAAP financial measures as defined by the Securities and Exchange Commission Regulation G in this Quarterly Earnings Release and in other public disclosures.

LXP believes that the measures defined below are helpful to investors in measuring our performance or that of an individual investment. Since these measures exclude certain items which are included in their respective most comparable measures under generally accepted accounting principles (“GAAP”), reliance on the measures has limitations; management compensates for these limitations by using the measures simply as supplemental measures that are weighed in balance with other GAAP measures. These measures are not necessarily indications of our cash flow available to fund cash needs. Additionally, they should not be used as an alternative to the respective most comparable GAAP measures when evaluating LXP’s financial performance or cash flow from operating, investing or financing activities or liquidity.

Adjusted EBITDA: Adjusted EBITDA represents EBITDA (earnings before interest, taxes, depreciation and amortization) modified to include other adjustments to GAAP net income for gains on sales of properties, impairment charges, debt satisfaction gains (losses), net, non-cash charges, net, straight-line adjustments, non-recurring charges and adjustments for pro-rata share of non-wholly owned entities. LXP’s calculation of Adjusted EBITDA may not be comparable to similarly titled measures used by other companies. LXP believes that net income is the most directly comparable GAAP measure to Adjusted EBITDA.

Base Rent: Base Rent is calculated by making adjustments to GAAP rental revenue to exclude billed tenant reimbursements and lease termination income and to include ancillary income. Base Rent excludes reserves/write-offs of deferred rent receivable, as applicable. LXP believes Base Rent provides a meaningful measure due to the net lease structure of leases in the portfolio.

Cash Base Rent: Cash Base Rent is calculated by making adjustments to GAAP rental revenue to remove the impact of GAAP required adjustments to rental income such as adjustments for straight-line rents related to free rent periods and contractual rent increases. Cash Base Rent excludes billed tenant reimbursements and lease termination income and includes ancillary income. LXP believes Cash Base Rent provides a meaningful indication of an investments ability to fund cash needs.

Company Funds Available for Distribution (“FAD”): FAD is calculated by making adjustments to Adjusted Company FFO (see below) for (1) straight-line adjustments, (2) lease incentive amortization, (3) amortization of above/below market leases, (4) lease termination payments, net, (5) non-cash interest, (6) non-cash charges, net, (7) capitalized interest and internal costs, (8) cash paid for second generation tenant improvements, and (9) cash paid for second generation lease costs. Although FAD may not be comparable to that of other real estate investment trusts (“REITs”), LXP believes it provides a meaningful indication of its ability to fund cash needs. FAD is a non-GAAP financial measure and should not be viewed as an alternative measurement of operating performance to net income, as an alternative to net cash flows from operating activities or as a measure of liquidity.

First Generation Costs: Represents cash spend for tenant improvements and leasing costs for in-service development projects and expenditures contemplated at acquisition for recently acquired properties. Because all companies do not calculate First Generation Costs the same way, LXP’s presentation may not be comparable to similarly titled measures of other companies.

Funds from Operations (“FFO”) and Adjusted Company FFO: LXP believes that Funds from Operations, or FFO, which is a non-GAAP measure, is a widely recognized and appropriate measure of the performance of an equity REIT. LXP believes FFO is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. As a result, FFO provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities, interest costs and other matters without the inclusion of depreciation and amortization, providing perspective that may not necessarily be apparent from net income.

The National Association of Real Estate Investment Trusts, or NAREIT, defines FFO as “net income (calculated in accordance with GAAP), excluding depreciation and amortization related to real estate, gains and losses from the sales of certain real estate assets, gains and losses from change in control and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in value of depreciable real estate held by the entity. The reconciling items include amounts to adjust earnings from consolidated partially-owned entities and equity in earnings of unconsolidated affiliates to FFO.” FFO does not represent cash generated from operating activities in accordance with GAAP and is not indicative of cash available to fund cash needs.

LXP presents FFO available to common shareholders and unitholders - basic and also presents FFO available to all equityholders and unitholders - diluted on a company-wide basis as if all securities that are convertible, at the holder’s option, into LXP’s common shares, are converted at the beginning of the period. LXP also presents Adjusted Company FFO available to all equityholders and unitholders - diluted which adjusts FFO available to all equityholders and unitholders - diluted for certain items which we believe are not indicative of the operating results of LXP’s real estate portfolio. LXP believes this is an appropriate presentation as it is frequently requested by security analysts, investors and other interested parties. Since others do not calculate these measures in a similar fashion, these measures may not be comparable to similarly titled measures as reported by others. These measures should not be considered as an alternative to net income as an indicator of LXP’s operating performance or as an alternative to cash flow as a measure of liquidity.

GAAP and Cash Yield or Capitalization Rate: GAAP and cash yields or capitalization rates are measures of operating performance used to evaluate the individual performance of an investment. These measures are estimates and are not presented or intended to be viewed as a liquidity or performance measure that present a numerical measure of LXP’s historical or future financial performance, financial position or cash flows. The yield or capitalization rate is calculated by dividing the annualized NOI (as defined below, except GAAP rent adjustments are added back to rental income to calculate GAAP yield or capitalization rate) the investment is expected to generate, (or has generated) divided by the acquisition/completion cost, (or sale price). Stabilized yields assume 100% occupancy and the payment of estimated costs to achieve 100% occupancy including partner promotes, if any.

Net Operating Income (“NOI”): NOI is a measure of operating performance used to evaluate the individual performance of an investment. This measure is not presented or intended to be viewed as a liquidity or performance measure that presents a numerical measure of LXP’s historical or future financial performance, financial position or cash flows. LXP defines NOI as operating revenues (rental income (less GAAP rent adjustments and lease termination income, net), and other property income) less property operating expenses. Other REITs may use different methodologies for calculating NOI, and accordingly, LXP’s NOI may not be comparable to other companies. Because NOI excludes general and administrative expenses, interest expense, depreciation and amortization, acquisition-related expenses, other nonproperty income and losses, and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate and the impact to operations from trends in occupancy rates, rental rates, and operating costs, providing a perspective on operations not immediately apparent from net income. LXP believes that net income is the most directly comparable GAAP measure to NOI.

Second Generation Costs: Represents cash spend for tenant improvements and leasing costs to maintain revenues at existing properties and are a component of the FAD calculation. LXP believes that second generation building improvements represent an investment in existing stabilized properties.

Stabilized Portfolio: All real estate properties other than acquired or developed properties that have not achieved 90% occupancy within one-year of acquisition or substantial completion.

LXP INDUSTRIAL TRUST AND CONSOLIDATED SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited and in thousands, except share and per share data)

	Three months ended September 30,		Nine months ended September 30,
	2022	2021	2022	2021
Gross revenues:
Rental revenue	$78,274	$82,353	$234,749	$254,570
Other revenue	1,814	1,064	5,392	2,945
Total gross revenues	80,088	83,417	240,141	257,515
Expense applicable to revenues:
Depreciation and amortization	(44,946)	(45,359)	(134,645)	(130,579)
Property operating	(13,961)	(11,406)	(42,279)	(33,966)
General and administrative	(9,060)	(8,363)	(29,093)	(24,695)
Non-operating income	242	472	353	953
Interest and amortization expense	(11,255)	(12,210)	(32,758)	(35,170)
Debt satisfaction losses, net	(119)	(13,222)	(119)	(13,222)
Impairment charges	(628)	(2,048)	(2,457)	(2,048)
Gains on sales of properties	24,841	16,122	52,951	104,767
Selling profit from sales-type lease	—	—	9,314	—
Income before provision for income taxes and equity in earnings (losses) of non-consolidated entities	25,202	7,403	61,408	123,555
Provision for income taxes	(271)	(270)	(951)	(986)
Equity in earnings (losses) of non-consolidated entities	(1,340)	(75)	15,580	(249)
Net income	23,591	7,058	76,037	122,320
Less net income attributable to noncontrolling interests	(201)	(420)	(727)	(1,962)
Net income attributable to LXP Industrial Trust shareholders	23,390	6,638	75,310	120,358
Dividends attributable to preferred shares – Series C	(1,573)	(1,573)	(4,718)	(4,718)
Allocation to participating securities	(41)	(37)	(151)	(170)
Net income attributable to common shareholders	$21,776	$5,028	$70,441	$115,470

Net income attributable to common shareholders - per common share basic	$0.08	$0.02	$0.25	$0.42
Weighted-average common shares outstanding – basic	277,535,717	278,124,204	281,559,058	276,379,718

Net income attributable to common shareholders - per common share diluted	$0.08	$0.02	$0.25	$0.41
Weighted-average common shares outstanding – diluted	278,521,946	282,048,458	284,609,950	278,581,849

LXP INDUSTRIAL TRUST AND CONSOLIDATED SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited and in thousands, except share and per share data)

	September 30, 2022	December 31, 2021

Assets:
Real estate, at cost	$3,642,114	$3,583,978
Real estate - intangible assets	332,646	341,403
Land held for development	108,379	104,160
Investments in real estate under construction	368,483	161,165
Real estate, gross	4,451,622	4,190,706
Less: accumulated depreciation and amortization	747,535	655,740
Real estate, net	3,704,087	3,534,966
Assets held for sale	73,761	82,586
Right-of-use assets, net	24,994	27,966
Cash and cash equivalents	29,407	190,926
Restricted cash	113	101
Investments in non-consolidated entities	55,415	74,559
Deferred expenses, net	25,564	18,861
Rent receivable – current	2,426	3,526
Rent receivable – deferred	69,419	63,283
Other assets	26,062	8,784
Total assets	$4,011,248	$4,005,558

Liabilities and Equity:
Liabilities:
Mortgages and notes payable, net	$74,891	$83,092
Revolving credit facility borrowings	130,000	—
Term loan payable, net	298,834	298,446
Senior notes payable, net	988,954	987,931
Trust preferred securities, net	127,669	127,595
Dividends payable	34,778	37,425
Liabilities held for sale	2,815	3,468
Operating lease liabilities	26,062	29,094
Accounts payable and other liabilities	88,028	77,607
Accrued interest payable	10,278	8,481
Deferred revenue - including below market leases, net	11,734	14,474
Prepaid rent	14,693	14,717
Total liabilities	1,808,736	1,682,330

Commitments and contingencies
Equity:
Preferred shares, par value $0.0001 per share; authorized 100,000,000 shares:
Series C Cumulative Convertible Preferred, liquidation preference $96,770; 1,935,400 shares issued and outstanding	94,016	94,016
Common shares, par value $0.0001 per share; authorized 600,000,000 shares.
276,100,331 and 283,752,726 shares issued and outstanding in 2022 and 2021, respectively	28	28
Additional paid-in-capital	3,134,739	3,252,506
Accumulated distributions in excess of net income	(1,079,407)	(1,049,434)
Accumulated other comprehensive income (loss)	17,768	(6,258)
Total shareholders’ equity	2,167,144	2,290,858
Noncontrolling interests	35,368	32,370
Total equity	2,202,512	2,323,228
Total liabilities and equity	$4,011,248	$4,005,558

LXP INDUSTRIAL TRUST AND CONSOLIDATED SUBSIDIARIES
EARNINGS PER SHARE
(Unaudited and in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
EARNINGS PER SHARE:

Basic:
Net income attributable to common shareholders	$21,776	$5,028	$70,441	$115,470

Weighted-average number of common shares outstanding - basic	277,535,717	278,124,204	281,559,058	276,379,718

Net income attributable to common shareholders - per common share basic	$0.08	$0.02	$0.25	$0.42

Diluted:
Net income attributable to common shareholders - basic	$21,776	$5,028	$70,441	$115,470
Impact of assumed conversions	11	—	147	—
Net income attributable to common shareholders	$21,787	$5,028	$70,588	$115,470

Weighted-average common shares outstanding - basic	277,535,717	278,124,204	281,559,058	276,379,718
Effect of dilutive securities:
Shares issuable under forward sales agreements	—	2,765,030	1,699,789	1,290,968
Unvested share-based payment awards	139,371	1,159,224	491,877	911,163
Operating partnership units	846,858	—	859,226	—
Weighted-average common shares outstanding - diluted	278,521,946	282,048,458	284,609,950	278,581,849

Net income attributable to common shareholders - per common share diluted	$0.08	$0.02	$0.25	$0.41

LXP INDUSTRIAL TRUST AND CONSOLIDATED SUBSIDIARIES

ADJUSTED COMPANY FUNDS FROM OPERATIONS & COMPANY FUNDS AVAILABLE FOR DISTRIBUTION

(Unaudited and in thousands, except share and per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
FUNDS FROM OPERATIONS:
Basic and Diluted:
Net income attributable to common shareholders	$21,776	$5,028	$70,441	$115,470
Adjustments:
Depreciation and amortization	44,227	44,652	132,600	128,442
Impairment charges - real estate, including our share of non-consolidated entities	1,256	2,048	7,299	2,048
Noncontrolling interests - OP units	11	240	147	1,391
Amortization of leasing commissions	719	707	2,045	2,137
Joint venture and noncontrolling interest adjustment	2,612	2,115	8,585	6,344
Gains on sales of properties, including our share of non-consolidated entities, net of tax	(24,842)	(16,122)	(75,803)	(104,767)
FFO available to common shareholders and unitholders - basic	45,759	38,668	145,314	151,065
Preferred dividends	1,573	1,573	4,718	4,718
Amount allocated to participating securities	41	37	151	170
FFO available to all equityholders and unitholders - diluted	47,373	40,278	150,183	155,953
Selling profit from sales-type lease(1)	—	—	(9,314)	—
Non-recurring costs(2)	640	64	2,629	205
Debt satisfaction losses, including our share of non-consolidated entities	119	13,222	1,614	13,222
Adjusted Company FFO available to all equityholders and unitholders - diluted	48,132	53,564	145,112	169,380

FUNDS AVAILABLE FOR DISTRIBUTION:
Adjustments:
Straight-line adjustments	(2,078)	(3,196)	(8,893)	(8,146)
Lease incentives	128	192	391	605
Amortization of above/below market leases	(455)	(314)	(1,416)	(1,211)
Lease termination payments, net	—	(662)	—	881
Non-cash interest	820	838	2,459	2,475
Non-cash charges, net	1,941	1,766	5,637	5,341
Capitalized interest and internal costs	(2,414)	(728)	(5,465)	(2,124)
Second generation tenant improvements	(499)	(3,443)	(5,016)	(4,178)
Second generation lease costs	(1,380)	(2,287)	(2,138)	(5,341)
Joint venture and noncontrolling interest adjustment	111	(54)	(108)	(181)
Company Funds Available for Distribution	$44,306	$45,676	$130,563	$157,501

Per Common Share and Unit Amounts
Basic:
FFO	$0.16	$0.14	$0.51	$0.54

Diluted:
FFO	$0.17	$0.14	$0.52	$0.55
Adjusted Company FFO	$0.17	$0.19	$0.50	$0.59

Basic:
Weighted-average common shares outstanding - basic EPS	277,535,717	278,124,204	281,559,058	276,379,718
Operating partnership units(3)	846,858	1,161,757	859,226	2,263,105
Weighted-average common shares outstanding - basic FFO	278,382,575	279,285,961	282,418,284	278,642,823

Diluted:
Weighted-average common shares outstanding - diluted EPS	278,521,946	282,048,458	284,609,950	278,581,849
Operating partnership units(3)	—	1,161,757	—	2,263,105
Unvested share-based payment awards	—	53,320	23,175	35,645
Preferred shares - Series C	4,710,570	4,710,570	4,710,570	4,710,570
Weighted-average common shares outstanding - diluted FFO	283,232,516	287,974,105	289,343,695	285,591,169

(1) Gain recognized upon exercise of the tenant’s purchase option in the lease.

(2) Includes transaction, strategic alternatives and costs related to shareholder activism.

(3) Includes all OP units other than OP units held by us.

LXP INDUSTRIAL TRUST AND CONSOLIDATED SUBSIDIARIES

RECONCILIATION OF NON-GAAP MEASURES

2022 EARNINGS GUIDANCE
	Twelve Months Ended December 31, 2022
	Range
Estimated:
Net income attributable to common shareholders per diluted common share(1)	$0.36	$0.39
Depreciation and amortization	0.66	0.66
Impact of capital transactions	(0.37)	(0.37)
Estimated Adjusted Company FFO per diluted common share	$0.65	$0.68

(1) Assumes all convertible securities are dilutive.